For more information, contact:
Robert D. Sznewajs
President & CEO
(503) 598-3243

Anders Giltvedt
Executive Vice President & CFO
(503) 598-3250

WEST COAST BANCORP REPORTS STRONG SECOND QUARTER 2006 EARNINGS

•	DILUTED EARNINGS PER SHARE OF $.45 INCREASED 13% OVER DILUTED EARNINGS PER SHARE OF $.40 FOR THE SECOND QUARTER 2005
•	RETURN ON AVERAGE EQUITY OF 16.8% IN THE SECOND QUARTER OF 2006
•	SINCE SECOND QUARTER 2005:
»	17% PERIOD END ORGANIC* LOAN GROWTH
»	10% GROWTH IN AVERAGE NON-INTEREST BEARING DEMAND DEPOSITS
•	MID-VALLEY BANK ACQUISITION COMPLETED ON JUNE 23, 2006
•	EXPANSION INTO THE KENT, WASHINGTON MARKET

Lake Oswego, OR – July 18, 2006 – West Coast Bancorp (NASDAQ: WCBO) today announced quarterly earnings of $6.9 million or $.45 per diluted share for the second quarter of 2006, compared to second quarter 2005 earnings of $6.1 million or $.40 per diluted share.

($’s in 000’s except per share data)	2006	2005	% Change
Diluted Earnings Per Share	$0.45	$0.40	13%
Return On Average Equity	16.81%	16.61%
Total Period End Loans	$1,801,794	$1,478,331	22%
Loans acquired in acquisition	72,837	—	—

Total Period End organic* loans	$1,728,957	$1,478,331	17%
Total Period End Deposits	$1,850,737	$1,563,867	18%
Deposits acquired in acquisition	85,547	—	—

Total Period End Organic* Deposits	$1,765,190	$1,563,867	13%

* Total loans and deposits less loans and deposits acquired in Mid-Valley Bank acquisition, respectively.

WEST COAST BANCORP REPORTS SECOND QUARTER 2006 EARNINGS
July 18, 2006

“The Company’s second quarter earnings performance was strong with the return on average equity of 17% similar to the first quarter of 2006, and diluted earnings per share reaching $.45, a 13% increase from the same period a year ago,” said Robert D. Sznewajs, President and CEO.

“The Company also successfully completed the acquisition of Mid-Valley Bank late in the quarter thanks to the hard work and dedication of employees from both organizations, and also hired a team of commercial lenders to lead the Company’s entry into the Kent, Washington market,” said Sznewajs.

Financial Results:

Arising from 14% growth in average loans and an increase of 10% in average non-interest bearing demand deposits, second quarter 2006 net interest income was $24.5 million, up 17% from the same quarter in 2005. With second quarter 2006 average total deposits growing 11% from the second quarter 2005, average non-interest bearing demand deposits remained at 26% of total average deposits in the current quarter. In the second quarter of 2006, the net interest margin improved 13 basis points over the same period a year ago mainly due to the rising value of non-interest bearing deposits in the current higher interest rate environment.

Second quarter 2006 total non-interest income grew 16% from the same quarter of 2005. As a result of the strategic product development initiatives and successful marketing efforts, transaction accounts experienced solid growth. This, in turn, led to deposit service charges and payment systems revenues combined increasing 35% since the second quarter of 2005. Growth in number of accounts and assets under management produced a 13% rise in second quarter 2006 trust and investment revenue compared to last year second quarter.

WEST COAST BANCORP REPORTS SECOND QUARTER 2006 EARNINGS
July 18, 2006

Compared to second quarter 2005, total non-interest expense increased 20% in the current quarter. Particularly stemming from higher performance-based variable compensation, personnel expense grew 19% year-over-year second quarter. Marketing and related production costs grew 42% in the second quarter of 2006 due to increased direct mailing activity and print advertising in support of strategic product initiatives, namely, High Performance Checking and iDeposit. Payment system expense rose 35% from the same period a year ago due to higher transaction account volumes. Finally, the Company recorded pre-tax stock option expense of $.2 million in the second quarter compared to no stock option expense for the same period in 2005, from implementation of Statement of Financial Accounting Standards No. 123 (Revised), “Share- Based Payment,” in the first quarter of 2006.

The second quarter 2006 provision for loan losses of $.5 million exceeded the net charge offs mainly due to significantly higher loan growth during the quarter. The provision for loan losses was $.8 million in the same quarter of 2005.

Annualized loan net charge-offs remained modest at 0.03% of average loans in the second quarter 2006, compared to net recoveries of 0.02% in last year’s second quarter. Non-performing assets at June 30, 2006, remained very low at $1.8 million or .08% of total assets versus $1.8 million or ..09% a year ago.

West Coast Bancorp also announced earnings of $13.7 million or $.89 per fully diluted share for the six months ended June 30, 2006. Core earnings* were $11.5 million or $.75 per fully diluted share for the same period in 2005.

The following table reconciles GAAP net income to core earnings*, including per-share figures:

WEST COAST BANCORP REPORTS SECOND QUARTER 2006 EARNINGS
July 18, 2006

(Dollars in thousands, except per share data)	Six months ended June 30,
	2006	2005	Change %
Net income	$13,692	$10,666	28%
Add back: Impairment charge on securities,
net of tax	—	803

Core earnings*	$13,692	$11,469	19%

Earnings per Diluted Share
GAAP earnings	$0.89	$0.70	27%
Core earnings*	$0.89	$0.75	19%

*Core earnings and core earnings per diluted share for the six months ended June 30, 2005, are non-GAAP (Generally Accepted Accounting Principles) financial measures derived by adjusting the Company’s GAAP earnings for the negative impact of a first quarter 2005 impairment charge of approximately $.8 million or $.05 per diluted share. Management uses this non-GAAP information internally and has disclosed it to investors based on its belief that the information provides additional, valuable information relating to its core operating performance as compared to prior periods.

Due in part to higher than projected loan growth in the second quarter of 2006, the Company only repurchased 15,000 of its shares at an average cost of $26.93 per share during the quarter. At June 30, 2006, approximately 312,000 shares remained available for future repurchases under the Company’s share repurchase program.

West Coast Bancorp previously announced that it issued $15 million in trust preferred securities on April 17, 2006. The proceeds were utilized in part to fund the cash portion of the acquisition of Mid-Valley Bank announced in February 2006, and to enhance the Tier 1 capital for the Company in light of the higher than expected loan growth.

Other:

The Company will hold a Webcast conference call Wednesday, July 19th, at 8:30 a.m. Pacific Time, during which the Company will discuss second quarter 2006 results, review its strategic progress, and provide management’s current expectations for the remainder of 2006.

WEST COAST BANCORP REPORTS SECOND QUARTER 2006 EARNINGS
July 18, 2006

To access the conference call via a live Webcast, go to www.wcb.com and click on Investor Relations/Conference Call/West Coast Bancorp Webcast. The conference call may also be accessed by dialing 877-604-2074 a few minutes prior to 8:30 a.m. PDT. The call will be available for replay by accessing the Company’s website at www.wcb.com and clicking on Investor Relations/Conference Call/Archived Conference Call (Replay).

West Coast Bancorp is a Northwest bank holding company with $2.3 billion in assets, operating 56 offices in Oregon and Washington. West Coast Bancorp, the parent company of West Coast Bank and West Coast Trust, is headquartered in Oregon. West Coast Bank serves clients who seek the resources, sophisticated products and expertise of larger financial institutions, along with the local decision making, market knowledge, and customer service orientation of a community bank. The Company offers a broad range of banking, investment, fiduciary and trust services. For more information, please visit the Company web site at www.wcb.com.

Forward Looking Statements:

Statements in this release regarding future events, performance or results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA. Actual results could be quite different from those expressed or implied by the forward-looking statements. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

A number of factors could cause results to differ significantly from our expectations, including, among others, factors identified in our Annual Report on Form 10-K for the year ended December 31, 2005,

WEST COAST BANCORP REPORTS SECOND QUARTER 2006 EARNINGS
July 18, 2006

including under the heading “Forward Looking Statement Disclosure” and in Item 1A. Risk Factors.

WEST COAST BANCORP REPORTS SECOND QUARTER 2006 EARNINGS
July 18, 2006

	West Coast Bancorp Consolidated Income Statements
	Three months ended			Six months ended
(Unaudited) (Dollars and shares in thousands)	June 30,		March 31,	June 30,
	2006	2005	2006	2006	2005
Net interest income
Interest and fees on loans	$32,208	$24,666	$29,099	$61,307	$47,137
Interest on investment securities	3,261	2,603	3,176	6,437	5,294
Other interest income	130	52	73	204	92

Total interest income	35,599	27,321	32,348	67,948	52,523
Interest expense on deposit accounts	8,425	4,596	7,156	15,581	8,357
Interest on borrowings including subordinated debentures	2,625	1,697	2,005	4,630	3,264

Total interest expense	11,050	6,293	9,161	20,211	11,621

Net interest income	24,549	21,028	23,187	47,737	40,902
Provision for loan losses	500	825	408	908	825
Non-interest income
Service charges on deposit accounts	2,830	2,020	2,536	5,365	3,911
Payment systems related revenue	1,525	1,194	1,359	2,884	2,270
Trust and investment services revenues	1,408	1,244	1,267	2,675	2,368
Gains on sales of loans	692	901	701	1,393	1,676
Other	635	1,153	648	1,284	1,875
Loss on impairment of securities	—	—	—	—	(1,316)
Losses on sales of securities	—	(373)	(479)	(479)	(373)

Total non-interest income	7,090	6,139	6,032	13,122	10,411
Non-interest expense
Salaries and employee benefits	11,907	9,982	11,107	23,014	19,657
Equipment	1,367	1,159	1,242	2,609	2,294
Occupancy	1,660	1,531	1,612	3,273	3,069
Payment systems related expense	560	414	528	1,088	792
Professional fees	609	561	548	1,157	1,660
Postage, printing and office supplies	881	707	762	1,643	1,336
Marketing	1,585	1,029	1,021	2,605	1,630
Communications	293	328	316	610	600
Other non-interest expense	1,709	1,454	1,441	3,149	3,601

Total non-interest expense	20,571	17,165	18,577	39,148	34,639

Income before income taxes	10,568	9,177	10,234	20,803	15,849
Provision for income taxes	3,624	3,031	3,487	7,111	5,183

Net income	$6,944	$6,146	$6,747	$13,692	$10,666

Basic earnings per share	$0.47	$0.42	$0.46	$0.93	$0.73
Diluted earnings per share	$0.45	$0.40	$0.44	$0.89	$0.70
Weighted average common shares	14,737	14,642	14,582	14,660	14,684
Weighted average diluted shares	15,395	15,246	15,284	15,340	15,339
Tax equivalent net interest income	$23,561	$20,238	$23,758	$88,026	$76,526

WEST COAST BANCORP REPORTS SECOND QUARTER 2006 EARNINGS
July 18, 2006

	West Coast Bancorp Consolidated Balance Sheets
(Dollars and shares in thousands, unaudited)	June 30, 2006	June 30, 2005	March 31, 2006
Assets:
Cash and cash equivalents	$106,810	$78,299	$78,972
Investments	300,679	231,499	277,999
Total loans	1,801,794	1,478,331	1,612,562
Allowance for loan losses	(21,883)	(19,897)	(20,642)

Loans, net	1,779,911	1,458,434	1,591,920
Goodwill and other intangibles	15,334	348	96
Other assets	92,676	78,747	81,195

Total assets	$2,295,410	$1,847,327	$2,030,182

Liabilities and Stockholders' Equity:
Demand	$488,328	$428,825	$439,441
Savings and interest-bearing demand	884,583	761,587	844,085
Certificates of deposits	477,826	373,455	391,558

Total deposits	1,850,737	1,563,867	1,675,084
Borrowings and subordinated debentures	242,619	119,326	173,148
Other liabilities	17,773	12,667	19,909

Total liabilities	2,111,129	1,695,860	1,868,141
Stockholders' equity	184,281	151,467	162,041

Total liabilities and stockholders' equity	$2,295,410	$1,847,327	$2,030,182

Common shares outstanding period end	15,470	14,737	14,726
Book value per common share	$11.91	$10.28	$11.00
Tangible book value per common share	$10.92	$10.25	$11.00

	West Coast Bancorp Period End Loan Portfolio By Category
(Dollars in thousands, unaudited)	June 30,	June 30,	Change		March 31,
	2006	2005	Amount	%	2006
Commercial loans	$437,397	$360,872	$76,525	21%	$395,464
Real estate construction loans	271,160	148,487	122,673	83%	238,480
Real estate mortgage loans	274,245	221,735	52,510	24%	249,521
Real estate commercial loans	790,590	714,291	76,299	11%	702,409
Installment and other consumer loans	28,402	32,946	(4,544)	-14%	26,688

Total loans	$1,801,794	$1,478,331	$323,463	22%	$1,612,562

(Reconciliation to GAAP financial measures)*
Total loans excluding real estate commercial loans	$1,011,204	$764,040	$247,164	32%	$910,153
Real estate commercial loans	790,590	714,291	76,299	11%	702,409

Total loans	$1,801,794	$1,478,331	$323,463	22%	$1,612,562

WEST COAST BANCORP REPORTS SECOND QUARTER 2006 EARNINGS
July 18, 2006

	West Coast Bancorp Financial Information
(Dollars in thousands except for per share data, unaudited) (all rates have been annualized where appropriate)	Second Quarter 2006	Second Quarter 2005	First Quarter 2006	Year to date 2006	Year to date 2005
PERFORMANCE RATIOS
- Return on average assets	1.33%	1.34%	1.37%	1.35%	1.18%
- Return on average common equity	16.81%	16.61%	17.18%	16.99%	14.51%
- Return on average tangible equity
- Non-interest income to average assets	1.36%	1.33%	1.23%	1.29%	1.15%
- Non-interest expense to average assets	3.94%	3.73%	3.78%	3.86%	3.84%
- Efficiency ratio, tax equivalent	64.3%	61.5%	61.8%	63.1%	64.5%
NET INTEREST MARGIN
- Yield on interest-earning assets	7.30%	6.38%	7.05%	7.17%	6.25%
- Rate on interest-bearing liabilities	3.03%	1.98%	2.68%	2.86%	1.85%
- Net interest spread	4.27%	4.40%	4.37%	4.31%	4.40%
- Net interest margin	5.06%	4.93%	5.08%	5.06%	4.89%
AVERAGE ASSETS
- Investment securities	$284,659	$257,743	$289,096	$288,011	$260,885
- Commercial loans	$404,119	$368,485	$379,027	$391,642	$360,321
- Real estate construction loans	256,444	139,947	225,525	241,070	129,131
- Real estate mortgage loans	264,288	217,670	245,096	254,745	215,829
- Real estate commercial loans	725,756	714,201	705,250	715,560	708,484
- Installment and other consumer loans	27,909	33,162	27,353	27,633	34,255

- Total loans	$1,678,516	$1,473,465	$1,582,251	$1,630,650	$1,448,020
- Total interest earning assets	$1,977,717	$1,741,618	$1,881,206	$1,930,875	$1,718,492
- Other assets	114,692	103,255	112,421	113,562	101,288

- Total assets	$2,092,409	$1,844,873	$1,993,627	$2,044,437	$1,819,780
AVERAGE LIABILITIES & EQUITY
- Demand deposits	$446,421	$405,760	$431,060	$438,783	$391,984
- Interest bearing demand,
savings, and money market	852,024	766,658	827,166	839,664	761,134
- Certificates of deposits	402,239	366,109	385,011	393,673	357,031

- Total deposits	$1,700,684	$1,538,527	$1,643,237	$1,672,120	$1,510,149
- Borrowings and subordinated debentures	$207,988	$145,039	$173,960	$191,643	$146,570
- Total interest bearing liabilities	$1,462,251	$1,277,806	$1,386,137	$1,424,980	$1,264,735
- Other liabilities	464,487	418,635	448,216	456,966	406,807

- Total liabilities	$1,926,738	$1,696,441	$1,834,353	$1,881,946	$1,671,542
- Average common equity	165,671	148,432	159,274	162,491	148,238

- Total average liabilities and common equity	$2,092,409	$1,844,873	$1,993,627	$2,044,437	$1,819,780
AVERAGE ASSET/LIABILITY RATIOS
- Average stockholders' equity to average assets	7.92%	8.05%	7.99%	7.95%	8.15%
- Average int. earning assets to int. bearing liabilities	135.3%	136.3%	135.7%	135.5%	135.9%
- Average loans to average assets	80.2%	79.9%	79.4%	79.8%	79.6%
- Interest bearing deposits to assets	59.9%	61.4%	60.8%	60.3%	61.5%

WEST COAST BANCORP REPORTS SECOND QUARTER 2006 EARNINGS
July 18, 2006

	West Coast Bancorp Allowance For Loan Losses and Net Charge-offs
(Dollars in thousands, unaudited)	Quarter ended June 30, 2006	Quarter ended June 30, 2005	Quarter ended March 31, 2006
Allowance for loan losses, beginning of period	$20,642	$18,997	$20,469
Provision for loan losses	500	825	408
Charge-offs	312	195	505
Recoveries	166	270	270

Net (recoveries) charge-offs	146	(75)	235
Allowance for loan losses, from acquisition	887	—	—

Total allowance for loan losses	$21,883	$19,897	$20,642

Net loan charge-offs to average loans (annualized)	0.03%	-0.02%	0.06%

(Dollars in thousands, unaudited)	Year to date June 30, 2006	Year to date June 30, 2005
Allowance for loan losses, beginning of period	$20,469	$18,971
Provision for loan losses	908	825
Charge-offs	817	389
Recoveries	436	490

Net Charge-offs	381	(101)
Allowance for loan losses, from acquisition	887	—

Total allowance for loan losses	$21,883	$19,897

Net loan charge-offs to average loans	0.05%	-0.01%

	West Coast Bancorp Non-performing Assets
(Dollars in thousands, unaudited)	June 30, 2006	June 30, 2005	March 31, 2006
Non-accruing loans	$1,835	$1,556	$996
90 day delinquencies	—	—	—

Total non-performing loans	1,835	1,556	996
Other real estate owned	—	198	—

Total non-performing assets	$1,835	$1,754	$996

Allowance for loan losses to total loans	1.21%	1.35%	1.28%
Non-performing loans to total loans	0.10%	0.11%	0.06%
Allowance for loan losses to non-performing loans	1193%	1279%	2073%
Non-performing assets to total assets	0.08%	0.09%	0.05%
Allowance for loan losses to non-performing assets	1193%	1134%	2073%